Exhibit 10.4
FORM OF STOCK GROWTH INCENTIVE AWARD AGREEMENT
This Stock Growth Incentive Award Agreement (this "Agreement") entered into as of [GRANT DATE] (the “Grant Date”) by and between Fluor Corporation, a Delaware corporation (the "Company"), and you ("Grantee" or "you") evidences the grant to Grantee of a Stock Growth Incentive Award (the “Award”) under the Fluor Corporation 2020 Performance Incentive Plan (the "Plan"). Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.
Section 1.AWARD SUBJECT TO PLAN
Your Award is granted subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee pursuant to its administrative authority under the Plan, and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.
Section 2.TARGET VALUE OF AWARD AND EARNOUT PERIOD
Your Award target amount is communicated in your long-term incentive award letter (the “Target Amount”). The Award shall be granted in the form of Stock Units, determined by dividing the Target Amount by the closing price of the Company’s common stock ($XX.XX), par value $.01 per share (the “Shares”), on [GRANT DATE] (the “Grant Date Share Price”), rounded for any fractional Stock Units (e.g., if your Target Amount is $100,000 and the Company’s Share price is $XX.XX on the applicable date, you will be granted X,XXX Stock Units). Each Stock Unit under this Award represents the right to receive cash equal to the value of one Share upon settlement of the Stock Unit, capped at a maximum value per Share equal to 200% of the Grant Date Share Price, pursuant to the terms and conditions set forth herein.
The Stock Units subject to this Award will vest and become payable at a rate of one-third of the total number of Stock Units granted per year on [VESTING DATE] of each year, commencing with [FIRST VESTING DATE] and annually thereafter ending on [FINAL VESTING DATE], provided that Grantee’s employment has not terminated on or before such date unless one of the exceptions set forth below in Section 3 is met. Following each such vesting date, the vested Stock Units shall be settled in cash, in an amount equal to the number of Stock Units vested on such vesting date multiplied by the closing price of the Company’s Shares on such vesting date or, if the vesting date is not a trading day on the New York Stock Exchange (“NYSE”), the closing price of the Company’s Shares on the trading day immediately preceding such vesting date, capped at a maximum of 200% of the Grant Date Share Price.
Payment of the Award shall be made as soon as practicable after each vesting date, generally on the same date that other executive incentives are paid, if any.
Section 3.CONTINUED EMPLOYMENT AND AWARD PAYMENT
Payment of the Award is conditioned upon you remaining in the employment of the Company or its subsidiaries through the payment dates, subject to limited exceptions described in this Section 3. If your employment with the Company or any of its subsidiaries terminates for any reason other than death, Retirement, Disability or a Qualifying Termination, each as defined below and as determined by the Committee in accordance with the Plan, then as of the date of such termination this Award shall expire as to any portion which has not yet become vested and payable, meaning that you shall forfeit such portion in exchange for no additional consideration or payment. If prior to the Award becoming vested and payable in full pursuant to Section 2 above, your employment with the Company or any of its subsidiaries terminates by reason of your death, Disability or a Qualifying Termination, each as determined by the Committee in accordance with the Plan, then any portion of this Award which has yet to vest and become payable, shall vest and be paid to you as soon as practicable after such termination based on the closing price of the Company’s Shares on the date of termination or, if the termination date is not a trading day on the NYSE, the closing price of the Company’s Shares on the trading day immediately preceding the termination date. If prior to the Award becoming vested and payable in full pursuant to Section 2 above, your employment with the Company or any of its subsidiaries terminates by reason of your Retirement and you deliver a signed long term incentive vesting/forfeiture agreement to the Company in a form acceptable to the Company (except when such an agreement is prohibited by governing law as determined by the Company), then any portion of this Award which has yet to vest and become payable, shall continue to vest and become payable as set forth in Section 2 above. Notwithstanding the foregoing and regardless of the reason for termination, under all circumstances other than your Qualifying Termination, if your employment is terminated prior to [DATE], this Award shall be forfeited in exchange for no consideration or payment. Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries. Notwithstanding the foregoing, if in the event of a Change of Control the successor to the Company does not assume this Award, then any portion of this Award which has yet to vest and become payable and has not otherwise been forfeited pursuant to the provisions of this Section 3 shall vest and be paid to you as soon as practicable after such Change of Control based on the closing price of the Company’s Shares on the date of the Change of Control or, if the Change of Control date is not a trading day on the NYSE, the closing price of the Company’s Shares on the trading day immediately preceding the Change of Control date. Notwithstanding anything to the contrary herein, in the event your employment is terminated for Cause (as defined herein), regardless of whether you are Retirement eligible, you shall forfeit the unvested portion of this Award in exchange for no additional consideration or payment, unless otherwise prohibited by law.

For purposes of this Agreement, "Retirement" means your retirement as determined in accordance with applicable Company personnel policies and the Plan. The term “Qualifying Termination” means your involuntary termination of employment by the Company, without Cause, within two (2) years following a Change of Control of the Company. For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree. “Disability” and “Change of Control” shall have the meanings given to them in Appendix A to this Agreement.

Section 4.CONFIDENTIALITY
This Award is conditioned upon Grantee not disclosing this Agreement or said Award to anyone other than Grantee's spouse or financial advisor or senior management of the Company or senior members of the Company's Law, Tax and Human Resources departments during the period prior to the full payment of the Award. If disclosure is made by Grantee to any other person not authorized by the Company, this Award shall be forfeited in exchange for no additional consideration or payment. Notwithstanding any other provision of this Agreement or any other agreement, if Grantee makes a confidential disclosure of a Company trade secret to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Grantee shall not be held liable under this Agreement or any other agreement, or under any federal or state trade secret law for such a disclosure. Moreover, nothing in this Agreement or any other agreement shall prevent Grantee from making a confidential disclosure of any other confidential information to a government official, to an attorney as necessary to obtain legal advice or in a court filing under seal.
Section 5.TAX WITHHOLDING
Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of an Award, including the grant and vesting of the Award, subsequent delivery of the cash payment and/or (ii) do not commit to structure the terms or any aspect of this grant of an Award to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or receipt of this Award that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the Award payment if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by (1) withholding from the Award payment in cash and/or (2) withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer.
Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations.
Section 6.SEVERABILITY
In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 7.DATA PROTECTION
THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”). THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT SHARES, IF ANY, ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE PLAN ADMINISTRATOR AT THE COMPANY.
Section 8.ACKNOWLEDGMENT AND WAIVER
By accepting the grant of this Award, the Grantee acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, and it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;
(b)    the grant of Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;
(c)    all decisions with respect to future grants, if any, shall be at the sole discretion of the Company;
(d)    the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;
(e)    the Grantee is participating voluntarily in the Plan;
(f)    Awards and resulting benefits are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;
(g)    Awards and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, or end of service payments, or bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h)    in the event that the Grantee is not an employee of the Company, this Award shall not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Award shall not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;
(i)    the future value of the Shares is unknown, may increase or decrease from the date of award and cannot be predicted with certainty;
(j)    in consideration of this Award, no claim or entitlement to compensation or damages shall arise from termination or diminution in value of this Award resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever), and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be irrevocably deemed to have waived any entitlement to pursue such claim; and
(k)    the award evidenced by this Agreement is subject to all Company policies relating to the clawback and/or recoupment of compensation, as the same may be amended from time to time, and to the extent the Grantee is subject to such policies, the terms and conditions of such policies are hereby incorporated by reference into this Agreement.
Section 9.GRANT-SPECIFIC TERMS
    Appendix A contains additional terms in compliance with Section 409A of the U.S. Internal Revenue Code.
Section 10.ENFORCEMENT
This Agreement and the Award granted hereunder shall be governed by, construed, administered and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.
Section 11.EXECUTION OF AWARD AGREEMENT
Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.
FLUOR CORPORATION

                        By:
    _________________________
[NAME]
        [TITLE]

APPENDIX A
Compliance with Section 409A of the Internal Revenue Code
(a)    It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”) and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
(b)    Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.
(c)    If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 2 of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.
(d)    Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) “Disability” shall mean that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a “Change of Control” of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).
(e)    Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.